Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ACUITY BRANDS, INC.

Acuity Brands, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The name of the Corporation is Acuity Brands, Inc.

SECOND: The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out ARTICLE I thereof and by substituting in lieu of said Article the following new Article:

“ARTICLE I

The name of the Corporation is Acuity Inc.”

THIRD: The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

FOURTH: This Certificate of Amendment of Restated Certificate of Incorporation will be effective at 12:01 a.m. Eastern Time on Wednesday, March 26, 2025.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed this 11th day of March, 2025.

ACUITY BRANDS, INC.

By:	/s/ Barry R. Goldman
Name:	Barry R. Goldman
Title:	Senior Vice President and General Counsel